SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 11, 2008

BROOKE CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Kansas

(State or Other Jurisdiction of Incorporation)

0-25679	48-118574
(Commission File Number)	(I.R.S. Employer Identification No.)

8500 College Boulevard, Overland Park, Kansas	66210
(Address of Principal Executive Offices)	(Zip Code)

(913) 661-0123

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-r(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2008, Keith E. Bouchey resigned from his position as a member of the board of directors of Brooke Capital Corporation (the “Company”). The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brooke Capital Corporation
(Registrant)

Date March 14, 2008	By	/s/ Kyle L. Garst
(Signature)
Kyle L. Garst, President and CEO

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